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                                    Exhibit 1

                          Executive Officers of Parent

                                  iVillage Inc.
                               512 Seventh Avenue
                               New York, NY 10018

Name                                 Title

Douglas McCormick                    Chief Executive Officer

Steven A. Elkes                      Executive Vice President-Operations And
                                     Business Affairs

Scott Levine                         Chief Financial Officer

John Glascott                        Senior Vice President, Sponsorship

Jane Tollinger                       Senior Vice President, Business Affairs

Richard Caccappolo                   Chief Technology Officer and Senior Vice
                                     President of Product Development

Nancy R. Alpert                      Senior Vice President, Corporate
                                     Development

John M. Barbera                      President of Sales and Sales Marketing


                               Directors of Parent

Name                   Principal Occupation and Principal Address of Occupation
----                   --------------------------------------------------------

Candice Carpenter                    Co-Chairperson of Board of Directors
                                     iVillage Inc.
                                     512  Avenue, 13th Floor
                                     New York, NY 10010

Nancy Evans                          Co-Chairperson of Board of Directors
                                     iVillage Inc.
                                     512 Seventh Avenue, 13th Floor
                                     New York, NY 10010

Habib Kairouz                        Managing Director
                                     Rho Management Company, Inc.
                                     Carnegie Hall Tower
                                     152 W. 57th Street, 23rd Floor
                                     New York, NY  10019


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Lennert J. Leader                    President
                                     AOL Investments
                                     22000 AOL Way
                                     Dulles, VA  20166

Douglas W. McCormick                 Chief Executive Officer
                                     iVillage Inc.
                                     512 Seventh Avenue, 13th Floor
                                     New York, NY  10018

Daniel H. Schulman                   President and Chief Operating Officer
                                     Priceline.com
                                     800 Connecticut Avenue, 4th Floor
                                     Norwalk, CT  06854

Martin Yudkovitz                     President and Chief Executive Officer
                                     NBC Multimedia, Inc.
                                     30 Rockefeller Plaza, Room 2500E
                                     New York, NY  10112

John T. Healy                        Principal
                                     The H.A.M. Media Group LLC
                                     305 Madison Avenue, Suite 3016
                                     New York, NY  10017